UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2006, Sandra Panem, Ph.D., notified Martek Biosciences Corporation (the "Company") of her resignation from the Company’s Board of Directors effective October 31, 2006, the end of the Company’s current fiscal year.

In her resignation letter, Dr. Panem stated:

"As we have discussed, I have served as a Director of Martek from time-to-time over the past sixteen years, and continuously since 1996. In this period, the Company has evolved from a start-up biotechnology company to a mature, revenues and earnings driven nutraceutical company focused largely on infant and maternal nutrition. Commensurate with this evolution, the Company has grown dramatically and expanded and changed its management team.

Martek is now poised to expand into the broad food and beverages industry. I believe that the Company and its shareholders will be best served by having new, fresh perspectives as well as additional food and beverage industry expertise on the Board. For these reasons, and because I have served for such a long, continuous period, the time is now right for me to step down.

I have thoroughly enjoyed my experience as a Director of Martek and look forward to following Martek's progress."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

October 23, 2006	By:	/s/ George P. Barker

Name: George P. Barker
Title: Senior Vice President, General Counsel and Secretary